UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 10, 2013 athenahealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33689	04-3387530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Arsenal Street, Watertown, MA	02472
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 617-402-1000
________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
On May 16, 2013, athenahealth, Inc. (the "Company") filed a Current Report on Form 8-K with the United States Securities and Exchange Commission (the "Commission") reporting that on May 10, 2013, the Company, through its wholly owned subsidiary Athena Arsenal, LLC (“Athena Arsenal”), completed the acquisition of the real estate commonly known as the Arsenal on the Charles, located in Watertown, Massachusetts, (the "Property") pursuant to the terms of the Purchase and Sale Agreement with President and Fellows of Harvard College (“Harvard”), dated as of December 5, 2012, as amended by the First Amendment on March 12, 2013 (the “P&S”). Athena Arsenal acquired (i) the real property in Watertown, Massachusetts consisting of approximately 29 acres, together with all building improvements and fixtures located thereon and all right, title, and interest in and to the buildings and/or appurtenances belonging to such land; (ii) all tangible personal property owned by Harvard used in the ownership, operation, and maintenance of the real property; (iii) Harvard's interest as landlord in all leases for tenants of the real property, except for the lease associated with the solar panels; (iv) service, supply, maintenance, utility, and commission agreements, all equipment leases, and all other contracts relating to the property; and (v) any licenses, permits, and other written authorizations necessary or useful for the use, operation, or ownership of the Property. The purchase price for the Property was $168.5 million and is subject to certain adjustments and prorations. athenahealth borrowed funds from its senior credit facility to finance the purchase of the Property.

Prior to completion of the acquisition of the Property, athenahealth leased its headquarters located at 311 Arsenal Street, Watertown, Massachusetts, pursuant to a Lease dated November 8, 2004, as amended, between athenahealth and Harvard. Other than with respect to the Lease, there is no material relationship between athenahealth or any of its affiliates and Harvard.
This Current Report on Form 8-K/A amends the original Form 8-K to provide the historical financial statements of the Property required under Item 9.01(a) and the pro forma financial information required under Item 9.01(b).

Item 9.01	Financial Statements and Exhibits.
(a) Financial Statements of Real Estate Operations Acquired.
The audited statement of revenue and certain expenses of the Property for the year ended December 31, 2012, and the unaudited financial statements of the Property for the three months ended March 31, 2013, are filed as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K/A and are incorporated by reference herein. The consent of the Property's independent auditor is attached hereto as Exhibit 23.1.
(b) Pro Forma Financial Information.
The unaudited pro forma condensed combined financial information of the Company and the Property, together with the notes thereto, with respect to the year ended December 31, 2012, and the three months ended March 31, 2013, are included as Exhibit 99.2 to this Current Report on Form 8-K/A and are incorporated by reference herein.
(d) Exhibits.

Exhibit No.	Description
2.1
Purchase and Sale Agreement, dated as of December 5, 2012, by and among, athenahealth, Inc. and President and Fellows of Harvard College (incorporated by reference to Exhibit 10.29 of athenahealth, Inc.'s Annual Report on Form 10-K, filed with the Commission on February 11, 2013).

10.1
First Amendment to Purchase and Sale Agreement by and between athenahealth, Inc. and President and Fellows of Harvard College, dated March 12, 2013 (incorporated by reference to Exhibit 10.1 of athenahealth, Inc.'s Current report on Form 8-K, filed with the Commission on March 18, 2013).

23.1	Consent of PricewaterhouseCoopers LLP.

99.1	Audited Statement of Revenue and Certain Expenses of the Property for the year ended December 31, 2012, and notes thereto.
99.2	Unaudited Statement of Revenue and Certain Expenses of the Property for the three months ended March 31, 2013, and notes thereto.
99.3	Unaudited Pro Forma Condensed Combined Financial Information for the year ended December 31, 2012, and the three months ended March 31, 2013, and notes thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

athenahealth, Inc.
(Registrant)
July 26, 2013	/s/ DANIEL H. ORENSTEIN
Daniel H. Orenstein
SVP, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1
Purchase and Sale Agreement, dated as of December 5, 2012, by and among, athenahealth, Inc. and President and Fellows of Harvard College (incorporated by reference to Exhibit 10.29 of athenahealth, Inc.'s Annual Report on Form 10-K, filed with the Commission on February 11, 2013).

10.1
First Amendment to Purchase and Sale Agreement by and between athenahealth, Inc. and President and Fellows of Harvard College, dated March 12, 2013 (incorporated by reference to Exhibit 10.1 of athenahealth, Inc.'s Current report on Form 8-K, filed with the Commission on March 18, 2013).

23.1	Consent of PricewaterhouseCoopers LLP.

99.1	Audited Statement of Revenue and Certain Expenses of the Property for the year ended December 31, 2012, and notes thereto.
99.2	Unaudited Statement of Revenue and Certain Expenses of the Property for the three months ended March 31, 2013, and notes thereto.
99.3	Unaudited Pro Forma Condensed Combined Financial Information for the year ended December 31, 2012, and the three months ended March 31, 2013, and notes thereto.